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                                EXHIBIT NO. 21
                             (as of January 1996)

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
                                                             Jurisdiction of
Domestic Subsidiaries                                         Incorporation
---------------------                                        ---------------
ArmStar (50%-owned unincorporated affiliate)
Armstrong Cork Finance Corporation                             Delaware
Armstrong Enterprises, Inc.                                    Vermont
Armstrong Industrial Specialties, Inc.                         Pennsylvania
Armstrong Industrial Specialties International, Inc.           Nevada
Armstrong Realty Group, Inc.                                   Pennsylvania
Armstrong Ventures, Inc.                                       Delaware
Armstrong World Industries Asia, Inc.                          Nevada
Armstrong World Industries (Delaware) Inc.                     Delaware
Armstrong World Industries Latin America, Inc.                 Nevada
A W I (NEVADA), INC.                                           Nevada
Charleswater Products, Inc.                                    Delaware
Chemline Industries, Inc.                                      Delaware
IWF, Inc.                                                      Nevada
I.W. Insurance Company                                         Vermont
The W. W. Henry Company                                        California
The Worthington Armstrong Venture (50%-owned unincorporated affiliate)

Foreign Subsidiaries
--------------------

Alphacoustic (UK) Ltd.                                         England
Armstrong-ABC Co., Ltd.                                        Japan
Armstrong Architectural Products S.L.                          Spain
Armstrong Building Products                                    England
Armstrong Building Products B.V.                               Netherlands
Armstrong Building Products G.m.b.H.                           Germany
Armstrong Cork (Ireland) Limited                               Ireland
Armstrong Europa G.m.b.H.                                      Germany
Armstrong Europe Services                                      England
Armstrong Floor Products Europe G.m.b.H.                       Germany
Armstrong Floor Products Europe Ltd.                           England
Armstrong Floor Products Europe Sarl.                          France
Armstrong FSC, Ltd.                                            Bermuda
Armstrong Insulation (Panyu) Co. Ltd.                          People's Republic of China
Armstrong Insulation Products                                  England
Armstrong Insulation Products A.G.                             Switzerland
Armstrong Insulation Products Benelux, S.A.                    Belgium
Armstrong Insulation Products S.A.                             Spain
Armstrong Insulation Products Sp. zo.o.                        Poland
Armstrong Insulation Rus.                                      Russia
Armstrong (Japan) K.K.                                         Japan
Armstrong Metal Ceilings Ltd.                                  England
Armstrong-Nylex Pty. Ltd.                                      Australia
Armstrong (Singapore) Pte. Ltd.                                Singapore
Armstrong World Industries - A.C.I. B.V.                       Netherlands
Armstrong World Industries Canada Ltd.                         Canada
Armstrong World Industries (China) Ltd.                        People's Republic of China
Armstrong World Industries de Mexico, S.A. de C.V.             Mexico
Armstrong World Industries - France, S.A.                      France
Armstrong World Industries, G.m.b.H.                           Germany
Armstrong World Industries (H.K.) Limited                      Hong Kong
Armstrong World Industries Italia S.r.l.                       Italy
Armstrong World Industries Korea, Ltd.                         Korea
Armstrong World Industries Ltd.                                England
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
Armstrong World Industries - Pontarlier S.A.                   France
Armstrong World Industries Pty. Ltd.                           Australia
Armstrong World Industries (Thailand) Ltd.                     Thailand
Inarco Limited (50%-owned affiliate)                           India
ISA Co., Ltd. (25%-owned affiliate)                            Japan
ISO Holding, A.G.                                              Switzerland
Liberty Commercial Services Ltd.                               Bermuda
Recubrimientos Interceramic S.A. de C.V.                       Mexico
     (49%-owned affiliate)
Worthington Armstrong Metal Products Co. (Shanghai) Ltd.       People's Republic of China
Worthington Armstrong Venture Europe S.A. (owned by WAVE)      France
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